Exhibit 99.1

EMERGENT RESTRUCTURING – FAQs

April 7, 2021

RESTRUCTURING

Q:	When did Emergent’s Restructuring occur?

A:	As previously disclosed, Emergent Capital, Inc. (“Emergent”) has determined to restructure so that its business is run by its Irish subsidiary, Lamington Road DAC (“Lamington”), and Emergent and its remaining US subsidiaries are liquidated (the “Restructuring”). The Restructuring occurred on April 7, 2021(the “Effective Date”).

Accordingly, on the Effective Date, Emergent moved its operations to Lamington. As described below, Emergent’s outstanding securities were exchanged for Series A Notes of Lamington (the “Series A Notes”), Series B Notes of Lamington (the “Series B Notes”), and trust certificates (the “Trust Certificates”) of the Lamington Road Grantor Trust, a grantor trust organized under the laws of the Cayman Islands (the “Trust”). The Trust is the sole holder of all of the profit participating notes issued by Lamington (“PPNs”).

Q:	What changes occurred upon the Restructuring?

A:	Upon the Restructuring:

•	The following indentures governing Emergent securities were deemed terminated:

o	Amended and Restated Indenture, dated as of July 28, 2017, between Emergent and Wilmington Trust, National Association as trustee, as amended and supplemented to date relating to Emergent’s 8.5% Senior Secured Notes due 2021 (the “Senior Notes”); and

o	Indenture, dated as of July 28, 2017, between Emergent and U.S. Bank National Association as trustee, as amended and supplemented to date relating to Emergent’s 5.0% Senior Unsecured Convertible Notes due 2023 (the “Convertible Notes”).

•

Emergent’s outstanding securities were deemed cancelled and holders of such securities received the following securities in lieu thereof, except for holders of Senior Notes and Convertible Notes whose principal amounts being cancelled were below a threshold required by Irish law and who will receive cash payments in lieu of securities:

o	Holders of Senior Notes received Series A Notes;

o	Holders of Convertible Notes received Series B Notes and Trust Certificates; and

o	Holders of Emergent’s common stock (the “Common Stock”) and certain Common Stock equivalents received Trust Certificates and Trust Certificate equivalents, respectively.

•	The Series A Notes, the Series B Notes, the PPNs and the Trust Certificates are being listed for trading on April 8, 2021 on the Vienna MTF (a multilateral trading facility operated by Wiener Börse AG) identified there by the issuer and ISIN code:

Security	ISIN
Lamington Road DAC Series A Notes:	USG5364FAA69
Lamington Road DAC Series B Notes:	USG5364FAB43
Lamington Road DAC PPNs:	USG5364FAC26
Lamington Road Grantor Trust Trust Certificates:	KYG5365M1024

•	The Common Stock ceased to trade on the OTC Pink Market as of April 7, 2021.

Q:	Who will the transfer agent be for the Trust Certificates?

A:	The transfer agent for the Trust Certificates will be EQ Shareowner Services, who can be reached at (800) 468-9716.

Q:	How can I find out more about the new securities listed on the Vienna MTF?

A:	Trading information about the Series A Notes, the Series B Notes, the PPNs and the Trust Certificates may be viewed on the Vienna Stock Exchange website at https://www.wienerborse.at/en/issuers/shares/companies-list/.

Q:	What will happen to Emergent after the Restructuring?

A:	After the Restructuring, Emergent will wind up its remaining operations and obligations, and those of its US subsidiaries (other than Lamington and its subsidiaries), and will liquidate or abandon such subsidiaries and itself.

Q:	What will happen to the listing of the Common Stock after the Restructuring?

A:	In connection with the Restructuring, the Common Stock ceased to be traded on the OTC Pink market and Emergent will deregister the Common Stock with the Securities and Exchange Commission.

Q:	What will happen to Emergent’s business after the Restructuring?

A:	After the Restructuring, Emergent’s business of ownership of a portion of the life settlement portfolio owned by White Eagle Asset Portfolio, L.P. will continue, led by Lamington, without effect from the changes being made as part of the Restructuring.

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